EXHIBIT 3(i).5


OFFICE OF THE MINNESOTA SECRETARY OF STATE                      [SEAL]
        MINNESOTA BUSINESS & NONPROFIT CORPORATIONS
                AMENDMENT TO ARTICLES OF INCORPORATION
                        Minnesota Statutes, Chapter 302A or 317A

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM.
FILING FEE: $55 FOR EXPEDITED SERVICE IN-PERSON AND ONLINE FILINGS, $35.00 FOR MAIL

1. Corporate Name: (Required)

IVDesk Minnesota, Inc.
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List the name of the company prior to any desired name change

2. This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days AFTER filing with the Secretary of State.
                                    08/15/2014
                                --------------------
                                Format: (mm/dd/yyyy)

3. The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional pages.

                               ARTICLE NEW ADDRESS

1515 CENTRAL AVENUE NE
SUITE 100
MINNEAPOLIS, MN  55413


4. This amendment has been approved pursuant to Minnesota Statutes, Chapter 302A or 317A.

5. I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on hislher behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of set forth in Section 609.48 as if I had signed this document under oath.

/s/ Larry Ingwersen                                             8/15/2014
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Signature of Authorized Person or Authorized Agent                Date

EMAIL ADDRESS FOR OFFICIAL NOTICES

Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

lingwersen@ivdesk.com           tkelly@ivdesk.com
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/X/ Check here to have your email address  excluded from requests for bulk data, to the extent allowed by Minnesota law.


LIST A NAME AND DAYTIME PHONE NUMBER OF A PERSON WHO CAN BE CONTACTED ABOUT THIS
FORM:

Larry Ingwersen                                 763-390-1444
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Contact Name                                    Phone Number

ENTITIES THAT OWN, LEASE, OR HAVE ANY FINANCIAL INTEREST IN AGRICULTURAL LAND OR LAND CAPABLE OF BEING FARMED MUST REGISTER WITH THE DEPARTMENT OF AGRICULTURE.

Does this entity own, lease, or have any financial interest in agricultural land or land capable of being farmed?
Yes /_/ No /X/